Exhibit 99.4

	As of March 31, 2024
	Yoshiharu Actual	LV Entities Actual	Combined	Adjustment		As adjusted
ASSETS
Current assets
Cash	$1,355,738	9,000	1,364,738	(179,648)	b,a	$1,185,090
Accounts receivable	94,135	68,852	162,987	(68,852)	a	94,135
Inventories	77,151	12,785	89,936	-	b	89,936
Total current assets	1,527,024	90,637	1,617,661	(248,500)		1,369,161

Non-Current Assets:
Property and equipment, net	4,278,910	1,098,070	5,376,980	-	b	5,376,980
Operating lease right-of-use asset, net	5,322,909	1,409,288	6,732,197	-	b	6,732,197
Goodwill	-	-	-	1,985,645	b,c	1,985,645
Intangible assets	-	-	-	531,051	b	531,051
Other assets	1,584,395	21,571	1,605,966	(749,723)	a	856,243
Total non-current assets	11,186,214	2,528,929	13,715,143	1,766,973		15,482,116
Total assets	$12,713,238	2,619,566	15,332,804	1,518,473		16,851,277

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$674,989	262,735	937,724	(262,735)	a	$674,989
Line of Credit	1,000,000	103,214	1,103,214	(103,214)	a	1,000,000
Current portion of operating lease liabilities	589,561	201,562	791,123	-	b	791,123
Current portion of bank notes payables	685,978	-	685,978	-		685,978
Current portion of loan payable, EIDL	7,931	33,171	41,102	(33,171)	a	7,931
Loans payable to financial institutions	365,470	-	365,470	-		365,470
Loans payable to seller	-	-	-	600,000	b	600,000
Due to related party	81,097	-	81,097	-		81,097
Other payables	65,700	-	65,700	-		65,700
Total current liabilities	3,470,726	600,682	4,071,408	200,880		4,272,288
Operating lease liabilities, less current portion	5,534,934	1,236,477	6,771,411	-	b	6,771,411
Bank notes payables, less current portion	1,450,826	-	1,450,826	900,000	b	2,350,826
Loan payable, EIDL, less current portion	415,329	2,692,626	3,107,955	(2,692,626)	a	415,329
Convertible note	-	-	-	1,200,000	b	1,200,000
Total liabilities	10,871,815	4,529,785	15,401,600	(391,746)		15,009,854

Stockholders’ Equity
Class A Common Stock - $0.0001 par value; 49,000,000 authorized shares; 1,230,246 and 1,228,246 shares issued and outstanding at December 31, 2023 and December 31, 2022	124	-	124	-		124
Class B Common Stock - $0.0001 par value; 1,000,000 authorized shares; 100,000 shares issued and outstanding at December 31, 2023 and at December 31, 2022	10	-	10	-		10
Additional paid-in-capital	12,058,267	3,452,868	15,511,135	(3,452,868)	a	12,058,267
Accumulated deficit	(10,216,978)	(5,363,087)	(15,580,065)	5,363,087	a	(10,216,978)
Total stockholders’ equity	1,841,423	(1,910,219)	(68,796)	1,910,219		1,841,423
Total liabilities and stockholders’ equity	$12,713,238	2,619,566	15,332,804	1,518,473		$16,851,277

	For the three months ended March 31, 2024
	Yoshiharu Actual	LV Entities Actual	Combined	Adjustment	As adjusted
Revenue:
Food and beverage	$2,811,609	1,353,542	4,165,151	-	$4,165,151
Total revenue	2,811,609	1,353,542	4,165,151	-	4,165,151

Restaurant operating expenses:
Food, beverages and supplies	667,892	386,795	1,054,687	-	1,054,687
Labor	1,286,534	727,705	2,014,239	-	2,014,239
Rent and utilities	318,568	129,150	447,718	-	447,718
Delivery and service fees	143,361	22,743	166,104	-	166,104
Depreciation	170,682	49,090	219,772	-	219,772
Total restaurant operating expenses	2,587,037	1,315,483	3,902,520	-	3,902,520

Net restaurant operating income	224,572	38,059	262,631	-	262,631

Operating expenses:
General and administrative	920,401	68,570	988,971	-	988,971
Related party compensation	42,154	-	42,154	-	42,154
Advertising and marketing	33,904	20,563	54,467	-	54,467
Total operating expenses	996,459	89,133	1,085,592	-	1,085,592

Income (loss) from operations	(771,887)	(51,074)	(822,961)	-	(822,961)

Other expense:
Interest	(104,318)	(30,894)	(135,212)	-	(135,212)
Total other income	(104,318)	(30,894)	(135,212)	-	(135,212)

Loss before income taxes	(876,205)	(81,968)	(958,173)	-	(958,173)

Income tax provision	-	-	-	-	-

Net loss	(876,205)	(81,968)	(958,173)	-	(958,173)

Loss per share:
Basic and diluted	(0.65)	-	(0.71)	-	(0.71)

Weighted average number of common shares outstanding:
Basic and diluted	1,341,488	-	1,341,488	-	1,341,488

a	Represents the assets and liabilities that are not acquired by the Company.

b	Represents purchase adjustments

Cash	$900,000	Fixed assets gross	1,708,538
Loans payable to seller	600,000	Operating lease right-of-use asset, net	1,483,632
Bank notes payables	900,000	Goodwill	1,917,365
Convertible note	1,200,000	Operating lease liabilities	(1,509,535)
Total purchase price	$3,600,000	Acquired assets, net	3,600,000

c	Goodwill adjustment is subject to appropriate asset valuation based on purchase price after valuation is completed

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Purchase will be accounted for as an acquisition, in accordance with GAAP. The Company was deemed the accounting acquirer in the Purchase based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805, Business Combinations. LV Entities were deemed to be the predecessor entity of the Company. Accordingly, the historical financial statements of the LV Entities will become the historical financial statements of the Company, upon the consummation of the Purchase. Under the acquisition method of accounting, the certain assets and liabilities of the LV Entities will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill.

The unaudited pro forma combined balance sheet as of March 31, 2024, assumes that the Purchase occurred on March 31, 2024. The unaudited pro forma combined statement of operations for the three months ended March 31, 2024 reflects pro forma effect to the Purchase as if it had been completed on January 1, 2024.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Purchase.

The pro forma adjustments reflecting the consummation of the Purchase are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Purchase based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Purchase taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of the Company’s Form 10-K and Form 10-Q and the LV Entities included in this prospectus.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Purchase (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma combined financial information.

2. Accounting Policies

Upon consummation of the Purchase, management will perform a comprehensive review of the accounting policies of the two entities. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma combined financial information. As a result, the unaudited pro forma combined financial information does not assume any differences in accounting policies.

3. Preliminary Purchase Price Allocation

The preliminary purchase price of the LV Entities has been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocations herein are preliminary. The final purchase price allocations for the Purchase will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following the closing date of the acquisition. Accordingly, the final acquisition accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

Purchase Price
Cash	$900,000
Loans payable to seller	600,000
Bank notes payables	900,000
Convertible note	1,200,000
Total purchase price	$3,600,000

Purchase Price Allocation
Inventory and other assets	$13,985
Fixed assets, net	1,098,070
Operating lease right-of-use asset, net	1,409,288
Goodwill	1,985,645
Intangible assets	531,051
Operating lease liabilities	(1,438,039)
Acquired assets, net	$3,600,000

4. Adjustments to Unaudited Pro forma combined Financial Information

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Purchase and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statement of operations are based upon the number of the combined company’s shares outstanding, assuming the Purchase occurred on January 1, 2024.

Transaction Adjustments

(a)	Reflects the assets and liabilities that are not acquired by the Company.
(b)	Reflects the purchase adjustments.
(c)	Goodwill adjustment is subject to appropriate asset valuation based on purchase price after valuation is completed

5. Pro Forma Earnings per Share

Basic earnings per share is computed based on the historical weighted average number of shares of common stock outstanding during the period, and the issuance of additional shares in connection with the Purchase, assuming the shares were outstanding since January 1, 2024. As the Purchase is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Purchase have been outstanding for the entire period presented.